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                                                                    EXHIBIT 4.12


                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                                   AND WAIVER

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of the 30th day of March, 2001 (this "Amendment"), is made among MATRIA HEALTHCARE, INC., a Delaware corporation (the "Borrower"), the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         A. The Borrower, certain banks and other financial institutions, the Administrative Agent, and Harris Trust and Savings Bank, as Co-Agent, are parties to a Credit Agreement, dated as of January 19, 1999 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower and the Required Lenders have agreed to amend the Credit Agreement, and the Required Lenders have agreed to waive certain requirements contained therein, upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Restricted Payments Covenant. Section 8.6 of the Credit Agreement is hereby amended by amending and restating clause (v) thereof in its entirety as follows:

                  "(v) Matria may purchase, redeem, retire or otherwise acquire for value shares of its common stock in an aggregate amount not exceeding $6,000,000 for all such purchases, redemptions, retirements and acquisitions from and after the Closing Date; and"

         2. Waiver. The Borrower has delivered to the Administrative Agent and the Lenders certain preliminary financial information with respect to the fiscal year ended December 31, 2000. Based upon such financial information, the Borrower has acknowledged that it has failed to comply with the provisions of
Section 7.3 of the Credit Agreement (the "Fixed Charge Coverage Ratio") as of the last day of the fiscal quarter ended December 31, 2000. Additionally, the Borrower has acknowledged that it has failed to comply with the Fixed Charge Coverage Ratio as of the last day of each of the fiscal quarters ended June 30, 2000 and September 30,


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2000, which failure to comply arises from the inclusion of income tax expense not originally taken into account in the computation of the Fixed Charge Coverage Ratio at such dates. As a consequence of each such instance of noncompliance (collectively, the "Specified Defaults"), an Event of Default has occurred and is continuing under the Credit Agreement. The Borrower has requested that the Required Lenders waive the Specified Defaults, and the Required Lenders have agreed to provide such waiver on the terms and conditions set forth herein.

         Accordingly, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Required Lenders hereby agree that the Specified Defaults shall be, and they hereby are, waived. If any Default or Event of Default (other than with respect to the Specified Defaults being waived as specifically described hereinabove) should occur and be continuing under the Credit Agreement, the Administrative Agent and the Lenders will be under no obligation to forbear the exercise of their rights and remedies under the Credit Agreement, the other Credit Documents, applicable law or otherwise. The waiver of the Required Lenders set forth herein is limited as specified, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein.

         3. Representations and Warranties. As an inducement to obtain the waiver provided for herein, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, after giving effect to this
Amendment:

         (a) Each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date);

         (b) No Default or Event of Default has occurred and is continuing; and

         (c) The Borrower has, on or prior to the date hereof, repurchased $5,567,591 of its common stock under the provisions of Section 8.6(v) of the Credit Agreement.

         4. Approval Fee. In consideration of, and as a condition to the effectiveness of, the waiver granted herein, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and delivers this Amendment prior to 5:00 p.m. Charlotte, North Carolina time on March 29, 2001, a fee in the amount of 12.5 basis points (0.125%) on the aggregate principal amount of such Lender's Revolving Credit Commitment and outstanding Term Loans.

         5. Effect of Amendment. From and after the date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as




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expressly set forth herein. Except as expressly amended hereby, the Credit
Agreement shall remain in full force and effect in accordance with its terms.

         6. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to the conflicts of law provisions thereof).

         7. Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

         8. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         9. Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

         10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                    /s/ MATRIA HEALTHCARE, INC.


                                    /s/ FIRST UNION NATIONAL BANK, as
                                        Administrative Agent and as Lender


                                    /s/ HARRIS TRUST AND SAVINGS BANK,
                                        as Co-Agent and as Lender


                                    /s/ BANKERS TRUST COMPANY


                                    /s/ FINOVA CAPITAL CORPORATION


                                    /s/ LASALLE BANK NATIONAL ASSOCIATION


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